UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2023
Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation of the United States	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Locust Street
Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	515-412-2100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if they registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2023 Executive Incentive Plan

On March 17, 2023 the Federal Home Loan Bank of Des Moines (“Bank”) received a non-objection letter from the Federal Housing Finance Agency (“FHFA”) concerning the Bank’s 2023 Executive Incentive Plan (“2023 EIP”). The 2023 EIP had previously been approved by the Bank’s Board of Directors (“Board”), subject to receipt of FHFA non-objection. The 2023 EIP is effective retroactively to January 1, 2023. The 2023 EIP provides incentive compensation arrangements for certain Bank employees, including the Bank’s chief executive officer, chief financial officer and other named executive officers.

Notwithstanding the formulaic method for determining awards, actual payouts under the 2023 EIP are subject to the discretion of the Human Resources and Compensation Committee (“Compensation Committee”) of the Board, and the Compensation Committee may adjust payouts based upon several factors as set forth in the 2023 EIP. The Compensation Committee may amend the goals and/or related award opportunities at any time in 2023, subject to the review and non-objection of the FHFA. The goals and/or related award opportunities under the 2023 EIP may also be amended based on any recommendations received from the FHFA.

Under the 2023 EIP, incentive award opportunities for Bank-wide performance goals are based upon established “threshold,” “target” and “maximum” award levels. Eligible employees are assigned an incentive compensation award opportunity expressed as a percentage of the employee’s base salary in 2023. The Bank-wide Goals are based on certain measures of success aligned with the Bank’s Strategic Business Plan, and are as follows:

•Improve Advance Penetration (20% total weight) measured by the dollar amount of advance usage relative to each member’s total assets in the Bank’s district;

•Core Product Utilization (10% total weight) measured by utilization of core products by all Bank members;

•Reduce Operational Risk (30% total weight) measured by efforts to reduce the Bank’s operational risk through increased automation and key system implementation;

•Spread Between Adjusted Return on Capital Stock and the Average Secured Overnight Financing Rate (30% total weight); and

•Diversity, Equity, and Inclusion (10% total weight) measured by the achievement of workforce and supplier strategic objective goals.

For the Bank’s named executive officers, the overall incentive award opportunity under the 2023 EIP is weighted 100% on overall Bank-wide Goals. With respect to the Bank’s President and Chief Executive Officer, the 2023 EIP incentive award opportunity is between 50% (threshold) and 100% (maximum) of base salary, with a target of 85%. For the Bank’s other named executive officers, the 2023 EIP incentive award opportunity is within a range between 30% (threshold) and 80% (maximum) of base salary, with a target between 50% and 60%.

For the Bank’s named executive officers, the 2023 EIP requires that 50% of the incentive award is deferred for three years following the end of the performance plan period (to be paid out in 2027). However, the payout opportunity for deferred payouts will be subject to a four percent interest rate credited annually. The Compensation Committee will consider sustained achievement of 2023 goals and other factors as set forth in the 2023 EIP when determining deferred incentive payouts.

The above description of the 2023 EIP is qualified in its entirety by reference to the complete text of the 2023 EIP, which is included as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 10.1    Federal Home Loan Bank of Des Moines 2023 Executive Incentive Plan

Exhibit Number 104    Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

March 23, 2023	By:	/s/ Robert W. Dixon

Name: Robert W. Dixon
Title: General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Federal Home Loan Bank of Des Moines 2023 Executive Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)